UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

RTI SURGICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For more information, contact:
Wendy Crites Wacker, APR
Vice President, Global Communications wwacker@rtix.com
Phone (386) 418-8888

Investor Contact:
Bill Fiske
Georgeson
BFiske@georgeson.com
Phone (212) 440-9128

ISS RECOMMENDS THAT RTI SURGICAL’S STOCKHOLDERS VOTE “FOR” ALL OF ITS DIRECTOR NOMINEES ON THE WHITE PROXY CARD

Recognizes that RTI’s Board is Recruiting and Appointing Substantial Number of New Directors

ISS States Dissident has not Made a Compelling Case that Additional Board Change is Necessary; Recommends Stockholders Do Not Vote on Dissident’s Green Proxy Card

ALACHUA, Fla. (May 16, 2016) – RTI Surgical Inc. (“RTI” or “the Company”) (Nasdaq: RTIX), a global surgical implant company, today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that RTI stockholders vote the WHITE proxy card FOR all seven of RTI’s highly qualified director nominees: Peter F. Gearen, Brian K. Hutchison, Thomas A. McEachin, Jonathon M. Singer, Paul G. Thomas, Nicholas J. Valeriani and Shirley A. Weis.

ISS also recommended that stockholders do not vote on the dissident’s green proxy card. The Company’s Annual Meeting of Stockholders will be held on May 26, 2016.

In its report recommending that RTI’s stockholders support the Company’s entire slate of director nominees, ISS stated:

•	“As the board appears to already be addressing the concerns about execution, and has already been recruiting and appointing a substantial number of new directors, including several with experience launching and marketing health care products, there does not appear to be a compelling case that additional change at the board level is necessary at this time.”

•	“…the board has significantly refreshed itself since last year, focusing on finding new directors who worked for major organizations in the healthcare sector and who possess expertise in go-to-market strategies shows a different picture. Professionals with such credentials are likely to have a better understanding of opportunities for improvement within RTI’s operations, and thus should be better able to hold management accountable for continuing to improve performance.”

•	“The new [RTI] directors seem a credible fit for the board’s needs, and the leadership of the board has passed to a director appointed by a large shareholder, and who appears himself to have been a driving force for the board freshening since he came onto the board several years ago.”

•	“As the dissident has not made a compelling case that additional change in the board level is warranted, votes FOR all 7 management nominees – Gearen, Hutchison, McEachin, Singer, Thomas, Valeriani, and Weis – are warranted.”

Commenting on the report, Curt Selquist, Chairman of the Board of Directors, said, “We are pleased that ISS supports the election of all of RTI’s nominees and recognizes the fact that our board has been significantly refreshed. The company is making considerable progress executing its plan to grow revenue, increase profit margins and enhance stockholder value. RTI’s slate of nominees represents an array of experience that the Board believes will be instrumental in helping RTI to capitalize on the opportunities in our market and enter our next chapter of growth.

“We urge our stockholders to protect their investment and vote FOR all of RTI’s nominees on the WHITE proxy card to continue on our path towards enhanced value creation for all stockholders.”

RTI stockholders are reminded that their vote is important, no matter how many shares they own. To follow the recommendations of the RTI Board and ISS, stockholders should vote the WHITE proxy card FOR all of RTI’s highly qualified and experienced nominees: Peter F. Gearen, Brian K. Hutchison, Thomas A. McEachin, Jonathon M. Singer, Paul G. Thomas,

Nicholas J. Valeriani and Shirley A. Weis. Stockholders who have previously submitted the green proxy card voting in favor of the dissident’s nominees or withholding votes from the dissident’s nominees can change their votes to favor RTI’s nominees by submitting the WHITE proxy card. Only the latest-dated, validly executed proxy card counts. Stockholders should disregard and not sign or return any green proxy cards.

If you have questions or need assistance in voting your WHITE proxy, please call Georgeson, RTI’s proxy solicitor, for assistance:

Banks, brokers and stockholders call toll-free: (866) 856-2826 Or contact via email: RTIX@georgeson.com

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Important Additional Information

RTI Surgical filed a proxy statement with the SEC in connection with the solicitation of proxies for its 2016 annual meeting of shareholders. Shareholders are strongly advised to read RTI’s 2016 proxy statement and the accompanying WHITE proxy card because they contain important information. Shareholders can obtain copies of RTI’s 2016 proxy statement, any amendments or supplements to the proxy statement and other relevant solicitation materials filed by RTI with the SEC in connection with its 2016 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov, on the company’s website at www.rtix.com, or by writing to our Corporate Secretary at our principal office at 11621 Research Circle, Alachua, Florida 32615. RTI, its directors, and its executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with its 2016 annual meeting of shareholders. Information concerning persons who may be considered participants in the solicitation of RTI’s shareholders under the rules of the SEC is set forth in public filings filed by RTI with the SEC and is set forth in its proxy statement relating to its 2016 annual meeting of shareholders.